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Exhibit 24

POWER OF ATTORNEY

        The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company's Annual Report on Form 10-K and any and all amendments and supplements thereto. This Power of Attorney may be executed in one or more counterparts, each of which together constitute one and the same instrument.

SIGNATURE	TITLE	DATE

/s/ RICHARD DARMAN Richard Darman	Chairman of the Board and Director	March 11, 2004
/s/ ALICE F. EMERSON Alice F. Emerson	Director	March 11, 2004
/s/ PAUL T. HANRAHAN Paul T. Hanrahan	President, Chief Executive Officer and Director	March 11, 2004
/s/ PHILIP LADER Philip Lader	Director	March 11, 2004
/s/ JOHN H. MCARTHUR John H. McArthur	Director	March 11, 2004
/s/ PHILIP A. ODEEN Philip A. Odeen	Director	March 11, 2004
/s/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	March 11, 2004
/s/ SVEN SANDSTROM Sven Sandstrom	Director	March 11, 2004
/s/ ROGER W. SANT Roger W. Sant	Director	March 11, 2004

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  Exhibit 24
POWER OF ATTORNEY